Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Number 33-66826 (dated August 2, 1993 on Form S-8), Number 33-78546 (dated May 2, 1994 on Form S-8), Number 33-71416 (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 dated May 16, 1995), Number 33-95432 (dated August 4, 1995 on Form S-8) and Number 333-1748 (dated March 28, 1996 on Form S-3) of DynaGen, Inc. of our report dated August 19, 1996 appearing in DynaGen, Inc.'s Current Report on Form 8-K dated August 19, 1996, as amended.




                                                     FELDMAN RADIN & CO., P.C.


New York, New York
September 20, 1996